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EXHIBIT 10.26

                         [EMRISE Corporation Letterhead]




                                December 31, 2006

Randolph D. Foote
Emrise Corporation
9485 Haven Avenue, Suite 100
Rancho Cucamonga, CA 91730

      Re:   CONSULTING EXTENSION

Dear Randy:

      This letter confirms the agreement between you and EMRISE Corporation (the "Company") to modify our letter agreement with you dated August 18, 2006, by changing the Employment Separation Date to January 31, 2007, which will extend your temporary employment by one additional month. If the Company determines, in its sole discretion, that additional time is needed or desired to complete your work for the Company, then you have agreed to consider at that time a further extension of the Employment Separation Date for up to two additional months, I.E., until March 30, 2007, but nothing in this modification agreement requires you or the Company to extend your temporary employment beyond January 31, 2007. The Company will continue your compensation and benefits through the Employment Separation Date, as set forth in our agreement dated August 18, 2006.

      Other than the extension of the Employment Separation Date described above, nothing in this modification agreement is intended to alter or change any of the other terms of our agreement dated August 18, 2006, all of which remain in effect.

      Randy, if you agree to the modification described above, then please indicate your agreement by signing below.

                                                Very truly yours,

                                                /s/ Carmine T. Oliva
                                                --------------------
                                                Carmine T. Oliva
                                                President
ACCEPTED AND AGREED:


/s/ Randolph D. Foote
-----------------------
Randolph D. Foote